Exhibit 10.3

AKORN, INC. 2014 STOCK OPTION PLAN

Form Of Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Award Agreement”) is made and effective as of [OPTION DATE] (the “Date of Grant”) between Akorn, Inc. (the “Corporation”) and [FIRST NAME — LAST NAME] (the “Participant”), pursuant and subject to the provisions of the Akorn, Inc. 2014 Stock Option Plan (the “Plan”).  Unless otherwise defined herein, all terms used in this Award Agreement that are defined in the Plan shall have the meanings set forth in the Plan.

W I T N E S S E T H:

1.                                      Award of Restricted Stock Units.  Pursuant to the provisions of the Plan, the Corporation will and hereby does award to the Participant on the Date of Grant [TOTAL NUMBER OF RESTRICTED STOCK UNITS GRANTED] restricted stock units (the “Restricted Stock Units”), subject to the terms and conditions of this Award Agreement and the Plan.

2.                                      Vesting Schedule.  The Restricted Stock Units are subject to forfeiture and shall vest according to the following vesting schedule:

Vesting Date	Number of Restricted Stock Units
[VEST DATE PERIOD1	NUMBER OF UNITS PERIOD1]
[VEST DATE PERIOD2	NUMBER OF UNITS PERIOD2]
[VEST DATE PERIOD3	NUMBER OF UNITS PERIOD3]
[VEST DATE PERIOD4	NUMBER OF UNITS PERIOD4]

Subject to Section 2(a), the Restricted Stock Units hereunder are void to the extent not vested, if Participant, for any reason, terminates service with the Corporation prior to satisfying the above vesting schedule. If the Participant becomes Disabled, as defined in Section 2.16 of the Plan, or dies, all of Participant’s unvested Restricted Stock Units hereunder shall be forfeited as of the date of Participant’s death or Disability.

(a)                                 Acceleration.

(i)                                     If the Corporation has a Change in Control, as defined in Sections 2.9 and 12.2 of the Plan and the Restricted Stock Units hereunder are not assumed by the successor corporation or its Affiliate, all of Participant’s Restricted Stock Units hereunder will automatically become 100% vested.

[**Section 2(a)(ii) may be included upon the determination of the Compensation Committee.**]

(ii)                                  **[In the event the Corporation has a Change in Control and the Restricted Stock Units hereunder are assumed by the successor corporation or its Affiliate, if the Participant’s employment is terminated without Cause or by Participant for “Good Reason” within ninety (90) days prior to and twelve (12) months following the Change in Control, all of Participant’s Restricted Stock Units hereunder will automatically become 100% vested. For purposes of this Award Agreement, “Good Reason” means the occurrence of any of the following:

A.            a change in the Participant’s employment status or responsibilities with the Corporation which represents a material and adverse change from the Participant’s status or responsibilities, or the assignment to the Participant of any employment duties or responsibilities which are materially inconsistent with the Participant’s employment status or responsibilities, or any action by the Corporation that results in a marked diminution in the Participant’s position, authority, duties or responsibilities (in either case without sole regard to any change in title or the Corporation’s status as a public or private entity);

B.            a reduction in the Participant’s base salary for employment with the Corporation to a level below that in effect at any time previously (except to the extent such reduction is not due to a Change in Control and is part of a comprehensive reduction in salary applicable to employees of the Corporation generally so long as the reduction applicable to the Participant is comparable to the reduction applied to other employees of the Corporation at the same career level);

C.            the Corporation’s requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence without the Participant’s written consent, except for travel that is reasonably necessary in connection with the Corporation’s business;

D.            the insolvency or the filing (by any party, including the Corporation) of a petition for bankruptcy of the Corporation, which petition is not dismissed within sixty (60) days; or

E.             the failure of the Corporation to obtain an agreement, satisfactory to the Participant, from any successor corporation or assigns to assume and agree to maintain this Award Agreement.]**

(b)                                 Vesting Date.  The “Vesting Date” shall be the date that a Restricted Stock Unit hereunder is no longer subject to forfeiture and is vested in accordance with the vesting schedule set forth above in this Section 2 or upon acceleration, the “Vesting Date” shall be the date specified by the Administrator.

(c)                                  Section 409A.  Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units hereunder is accelerated in connection with Participant’s termination of employment with the Corporation (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Corporation), other than due to death, and if (i) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination and (ii) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination, unless Participant dies following his or her termination, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.  It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

3.                                      Corporation’s Obligation to Pay.  Each Restricted Stock Unit hereunder represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 2, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Corporation, payable (if at all) only from the general assets of the Corporation.  Any Restricted Stock Units that vest in accordance with Section 2 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable related tax liabilities.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement. The payment of Shares vesting pursuant to under this Award Agreement will in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

4.                                      Taxation and Withholding.  Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant to satisfy all withholding and payment obligations payable upon vesting which the Company determines must be withheld with respect to such Shares.  In this regard, the Participant authorizes the Corporation to withhold any applicable taxes payable by Participant from his or her wages or other income or assets payable to the Participant as required to satisfy all withholding requirements by the Corporation.

5.                                      Rights as Shareholder.  Neither the Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to Participant. In no event will the Participant be entitled to receive dividend equivalents with respect to any Shares deliverable under the Award.  After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

6.                                      Transferability.  No portion of the Restricted Stock Units granted pursuant to this Award Agreement may be sold, pledged, assigned, transferred, encumbered or disposed of in any manner by the Participant until the applicable Vesting Date for such portion of the Restricted Stock Units and subject to the requirements of Section 5.

7.                                      Successors and Assigns.  Except as otherwise expressly provided herein, this Award Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.  The Participant may not assign any of his or her rights or delegate any of his or her duties hereunder, without the prior written consent of the Corporation, which may be withheld at its sole and absolute discretion, and any such attempted assignment or delegation without such consent shall be void.

8.                                      Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the second business day following the date mailed by United States Mail, postage prepaid, to the parties or their assignees at the following addresses, or at such other address as shall be given in writing by either party to the other:

Corporation:	Stock Option Plan Administrator
c/o Legal Department Akorn, Inc.
1925 West Field Court Suite #300
Lake Forest, Illinois 60045

Participant:	[FIRST NAME — LAST NAME]
[ADDRESS LINE]
[CITY, STATE ZIPCODE]

9.                                      Choice of Law and Venue.  The Plan and this Award Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.  Any legal proceeding arising out of this Award Agreement shall be brought only in a state or federal court of competent jurisdiction located in Lake County, Illinois.

10.                               Amendment.  This Award Agreement may be amended or modified only by the written agreement of the parties hereto.

11.                               Entire Agreement.  The Plan and this Award Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understanding, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained.  The express terms of the Plan and this Award Agreement control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

12.                               Attorney Fees.  If any legal action is necessary to enforce the terms of this Award Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys’ fees and costs.

13.                               Severability.  The provisions of this Award Agreement are severable.  In the event that one or more of the provisions contained in the Plan or this Award Agreement or in any other agreement referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan or Award Agreement.  Further a court of competent jurisdiction shall have the authority to rewrite, interpret or construe the terms of the Plan and Award Agreement so as to render them enforceable to the maximum extent allowed by law, consistent with the intent of the parties as evidenced hereby.

14.                               Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Signatures by facsimile and other electronic means shall be valid and enforceable.

15.                               Additional Conditions to Issuance of Shares.  The vesting of the Restricted Stock Units hereunder and the issuance and transfer of Shares shall be subject to compliance by the Corporation and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s Shares may be listed. No Shares shall be issued pursuant to this Award Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Participant understands that the Corporation is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

If at any time the Corporation will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Company’s Shares upon any securities exchange or under any state or federal law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of the Shares to the Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Corporation.  Where the Corporation determines that the delivery of the payment of any Shares will violate U.S. federal securities laws or any other applicable securities or exchange control laws, the Corporation will defer delivery until the earliest date at which the Corporation reasonably anticipates that the delivery of such Shares will no longer cause such violation.  The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

16.                               Section 409A. The intent of the parties is that benefits under this Award Agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

17.                               Clawback Policy. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, outstanding Restricted Stock Units may be cancelled, and the Corporation may require the Participant to return Shares (or the value of such Shares when originally paid to the Participant) and any other amount required by applicable law and the Corporation’s Clawback Policy to be returned, in the event that such repayment is required in order to comply with the Corporation’s Clawback Policy and any laws or regulations relating to restatements of the Corporation’s publicly reported financial results.

ACCEPTANCE AND ACKNOWLEDGMENT

I, [FIRST NAME — LAST NAME] a resident of the State of [STATE], accept the Restricted Stock Unit Award awarded described in this Award Agreement and in the Plan, and acknowledge receipt of a copy of the Plan and this Award Agreement.  I further acknowledge that I have read the Plan and Award Agreement carefully, I fully understand their contents, and I agree to be bound by the same.